Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into by and among SLA CM Eclipse Holdings, L.P., SLA Eclipse Co-Invest, L.P., SLA CM GP, L.L.C., SL Alpine Aggregator GP, L.L.C., SLA Co-Invest, GP, L.L.C., Silver Lake Alpine Associates, L.P., SLAA (GP), L.L.C. and Silver Lake Group, L.L.C.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: February 11, 2022

SLA CM ECLIPSE HOLDINGS, L.P.
By: SLA CM GP, L.L.C, its general partner

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director

SLA ECLIPSE CO-INVEST, L.P.
By: SLA Co-Invest, GP, L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel

SLA CM GP, L.L.C.

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director

SL ALPINE AGGREGATOR GP, L.L.C.
By: Silver Lake Alpine Associates, L.P., its managing member
By: SLAA (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel

SLA CO-INVEST, GP, L.L.C.
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel

SILVER LAKE ALPINE ASSOCIATES, L.P.
By: SLAA (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel

SLAA (GP), L.L.C.
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel

SILVER LAKE GROUP, L.L.C.

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director and General Counsel